UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Claymore Exchange-Traded Fund Trust 2
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)
227 West Monroe Street, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]
Securities Act registration statement file number to which this form relates:  333-135105; 811-21910.

Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1.    Description of Registrant’s Securities to be Registered
A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust 2 (the “Trust”) to be registered hereunder for Guggenheim Total Return Bond ETF, a series of the Trust, is set forth in Post-Effective Amendment No. 252 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-135105; 811-21910), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.
The Trust’s series to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Guggenheim Total Return Bond ETF	47-5144677
Item 2.Exhibits
1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 54 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on September 29, 2009.
2. The Trust’s Certificate of Amendment to the Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(4) to Post-Effective Amendment No. 241 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on December 29, 2015.
3. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-135105; 811-21910), as filed with the Securities and Exchange Commission on October 27, 2006.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLAYMORE EXCHANGE-TRADED FUND TRUST 2

Date: February 10, 2016	By: /s/ Donald C. Cacciapaglia _________________
Donald C. Cacciapaglia
Chief Executive Officer

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